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                                                                   EXHIBIT 10.32


[LOGO]
Santa Fe International Corporation

                                                                 August 31, 2001

C. Stedman Garber, Jr.
3701 Lexington Avenue
Dallas, TX 7205

Dear Mr. Garber:

     In connection with the transaction contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, Santa Fe International Corporation (the "Company") wishes to set forth your duties and responsibilities on and following the Effective Time (as defined in the Merger Agreement) and to amend the terms of your Executive Severance Protection Agreement (the "Severance Agreement"), dated as of October 18, 1999, to reflect such duties and make certain other changes.

     1. The provisions of this letter agreement (the "Letter Agreement") are supplemental to and amend the provisions of the Severance Agreement, pursuant to
Section 8 thereof, and the Company Employee Severance Protection Plan, effective as of May 2, 1997 (the "Severance Plan"), and, in the event of a conflict, the provisions of this Letter Agreement shall govern. By this reference, the Severance Plan is specifically incorporated herein and the defined terms and definitions of said Severance Plan are incorporated herein mutatis mutandis. Unless provided otherwise in this Letter Agreement, capitalized terms that are not otherwise defined in this Letter Agreement shall have the meanings assigned to them in the Severance Plan.

     2. On and following the Effective Time, you shall have complete authority and responsibility over the business and affairs of the Company as Chief Executive Officer ("CEO") of the Company, subject only to the oversight of the Board of Directors of the Company (the "Board"). Such responsibilities shall be consistent with your responsibilities as CEO of the Company in effect prior to the Effective Time and shall also be consistent with the responsibilities of a chief executive officer of a publicly-listed U.S. corporation. You shall also serve on the Board. You shall report exclusively to the Board of Directors, and all other officers of the Company (other than the Chairman of the Board) shall report, directly or indirectly, to you. So long as Mr. Rose is Chairman of the Board, the allocation of duties and responsibilities between you and Mr. Rose shall be consistent with Schedule I attached hereto.

     3. Notwithstanding anything to the contrary in Section 2 of the Severance Agreement, effective as of the Effective Time, the following clauses (i), (ii),
(iv), (v) and (vi) shall apply in lieu of the corresponding clauses in the provisions of Section 2.13 of the Severance Plan ("Good Reason"):

          (i) without the express written consent of the Employee, the assignment to the Employee of any duties (including, without limitation, any reporting obligations) that are materially inconsistent with those set forth in Section 2 of this Letter Agreement;

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          (ii) without the express written consent of the Employee, any action by the Company occurs which results in a material diminution in the position, duties or status (including, without limitation, any reporting authority) of the Employee as set forth in Section 2 of this Letter Agreement;

          (iv) without the express written consent of the Employee, the removal of the Employee from the Board, the failure of the Employee to be nominated to the Board or the failure of the Employee to be elected to the Board;

          (v) the annual base salary of the Employee, as the same may hereafter be increased from time, is reduced; or

          (vi) the failure by the Company to provide the Employee with incentive compensation opportunities consistent with those provided for under each material incentive, plan, program and practice as in effect immediately prior to the Effective Date (or in effect following the Effective Date, if greater).

     4. Notwithstanding anything to the contrary in Section 4.1 of the Severance Plan, the definition of the Designated Period is hereby amended to constitute the period from a Change in Control (including the Effective Time) until the later of (a) the third anniversary of such Change in Control and (b) the date immediately subsequent to your 62nd birthday.

     5. Section 6(a) of the Severance Agreement is hereby deleted and replaced with the following:

     "(a) Upon a termination of employment entitling the Executive Employee to a Severance Benefit as provided in Section 4.2 of the Plan, the benefits accorded to Executive Employee under his or her applicable Company pension plan (which, for purposes of this Agreement, shall include any retirement plan sponsored by the Company, including, but not limited to, qualified or non-qualified pension plans, supplemental pension plans, supplemental executive retirement plans or any other pension-type plans providing monthly or lump sum cash benefits at retirement) shall be augmented by adding (i) three (3) years of service and (ii) three (3) years of age (in any case, as if the Executive Employee had attained age 62 while in the employ of the Company). In the event and to the extent such payments cannot be paid under the pension plan due to limitations under Section 401 et seq. of the Internal Revenue Code, payment shall be made on an unfunded basis by the Company."

     6. Section 6(b) of the Severance Agreement is hereby amended by inserting the words "and/or financial planning services" after the words "outplacement service" in such section.

     7. At the Effective Time, (a) all of your then outstanding options to purchase shares of Company ordinary shares shall vest and become exercisable, and (b) all your then outstanding restricted ordinary shares shall vest. In addition, pursuant to this Letter Agreement, and notwithstanding anything to the contrary in any stock option plan of the Company, if your employment is terminated at any time in circumstances entitling you to a Severance Benefit pursuant to Section 4.2 of the Severance Plan, your options shall remain exercisable for three years following the date of the termination of your employment (or until the expiration of the original terms of the options, if earlier).

     8. The Severance Agreement and the Severance Plan shall continue in full force and effect as amended herein.

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     9. This Letter Agreement may be amended or terminated only by a written instrument signed by both parties hereto making specific reference to this Letter Agreement and expressing the plan or intention to modify or terminate it.

     10. This Letter Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

If this Letter Agreement sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this Letter Agreement, which will then constitute our agreement with each provision contained herein.

                                              Sincerely,

                                              SANTA FE INTERNATIONAL CORPORATION


                                              By: /s/ Gordon M. Anderson
                                                  ------------------------------
                                                  Name: Gordon M. Anderson
                                                  Title: Chairman of the Board



ACCEPTED AND AGREED:

/s/ C. Stedman Garber, Jr.
------------------------------
C. Stedman Garber, Jr.

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                                   SCHEDULE I

                                Powers and Duties
                        of the Chairman of the Board and
                  of the Chief Executive Officer and President

Chairman of the Board:

     o    Presides at all meetings of the Board of Directors;

     o Makes himself available to the Chief Executive Officer to provide advice and counsel in developing management's recommendations on the Company's positions on strategic issues (e.g., major business and corporate initiatives, and the selection, retention, compensation and termination of directors and senior officers), and leads the Board in establishing the Board's position on such issues;

     o In consultation with the Chief Executive Officer and with the assistance of the Corporate Secretary, establishes agendas and makes arrangements for meetings of the Board of Directors and meetings of stockholders;

     o Together with the Chief Executive Officer, has general responsibility for information flow to the Board and to committees of the Board;

     o Assists the Chief Executive Officer in the integration of both companies following the merger;

     o In coordination with the Chief Executive Officer, acts as senior company liaison with industry, community and political contacts regarding issues of concern to the Company; and

     o Exercises and performs such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by the Company's governing documents.

Chief Executive Officer and President:

     o Has authority over the business and affairs of the Company, subject only to the oversight of the Board of Directors;

     o In consultation with the Chairman of the Board, develops management's recommendations to the Board with respect to Company's positions on strategic issues (e.g., major business and corporate initiatives, and the selection, retention, compensation and termination of directors and senior officers);

     o Assumes the duties and responsibilities of the Chairman of the Board in the absence of the Chairman of the Board; and

     o Exercises and performs such other powers and duties as may be from time to time assigned to him by the Board Directors or prescribed by the Company's governing documents.